1. EMPLOYMENT AGREEMENT This EMPLOYMENT AGREEMENT (the “Agreement”) by and between Timothy Moore (“Employee”) and Instil Bio Inc. (the “Company”) is effective as of September 6, 2022 (the “Effective Date”). The Company desires to employ Employee as its Chief Operating Officer (COO) and, in connection therewith, to compensate Employee for Employee’s personal services to the Company; and Employee wishes to be employed by the Company as its Chief Operating Officer, and to provide personal services to the Company in return for certain compensation. Accordingly, in consideration of the mutual promises and covenants contained herein, the parties agree to the following: 1. EMPLOYMENT BY THE COMPANY. 1.1 Position. Subject to the terms set forth herein, the Company agrees to employ Employee in the position of Chief Operating Officer. Employee hereby accepts such employment. During the term of Employee’s employment with the Company, Employee will devote Employee’s best efforts and substantially all of Employee’s business time and attention to the business of the Company. 1.2 Duties. Employee will report to the Chief Executive Officer of the Company (the “CEO”). Employee will perform such duties as are normally associated with Employee’s position as Chief Operating Officer, as assigned from time to time by the CEO. Employee shall perform Employee’s duties under this Agreement principally out of the Company’s offices in the Greater Los Angeles area, or at such other location as mutually agreed; Employee shall make such business trips to such places as may be necessary or advisable for the efficient operations of the Company. Employee’s services shall include, though not limited to leading and managing the Company’s manufacturing, Information Technology, Program Management, and other critical company operations globally. Employee shall also partner with finance, HR and legal to establish a world-class manufacturing operation suited to the stage and development of the Company. 1.3 Company Policies and Benefits. The employment relationship between the parties shall also continue to be subject to the Company’s personnel policies and procedures as they may be interpreted, adopted, revised or deleted from time to time in the Company’s sole discretion, and Employee will continue to be eligible to participate on the same basis as similarly situated employees in the Company’s benefit plans in effect from time to time during Employee’s employment. All matters of eligibility for coverage or benefits under any benefit plan shall be determined in accordance with the provisions of such plan. The Company reserves the right to change, alter, or terminate any benefit plan in its sole discretion. Notwithstanding the foregoing, in the event that the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement shall control. DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

2. 1.4 Indemnification. During employment and through at least the sixth anniversary of Employee’s termination date, the Company shall maintain coverage for Employee as a named insured on all directors’ and officers’ insurance maintained by the Company for the benefit of its directors and officers on at least the same basis as all other covered individuals, as well as indemnify Employee for claims to the fullest extent of applicable law and as set forth in the Company’s Amended and Restated By-Laws and Amended and Restated Certificate of Incorporation. 2. COMPENSATION. 2.1 Salary. Employee shall receive for Employee’s services to be rendered hereunder an initial annualized base salary of $565,000, subject to annual review and adjustment by the Company’s Board of Directors (the “Board”) (or any authorized committee thereof) in its sole discretion, payable subject to standard federal and state payroll withholding requirements in accordance with the Company’s standard payroll practices (“Base Salary”). 2.2 Target Bonus; Signing Bonus. (a) While this Agreement is in effect, Employee shall be eligible for a discretionary annual target bonus of up to 50% of Employee’s then-current Base Salary (“Target Bonus”), determined by the Company in its sole discretion, and payable subject to standard federal and state payroll withholding requirements. The Target Bonus will be paid in a single annual installment paid no later than March 15 of the following year. Other than as set forth in Section 6.2(a)(ii), whether or not Employee earns any bonus will be dependent upon (a) Employee’s continuous performance of services to the Company through the date any bonus is paid and (b) the actual achievement of the applicable individual performance targets and goals by Employee during the relevant bonus year as such targets and goals are reasonably established by the Board (or any authorized committee thereof). The Board (or any authorized committee thereof) will determine in its sole discretion the extent to which Employee has achieved the performance targets and goals upon which the bonus is based and the amount of the bonus, which could be zero. Employee’s eligibility for a bonus is subject to change in the discretion of the Board (or any authorized committee thereof). For the 2022 calendar year, Employee shall be eligible for a bonus up to the amount of the Target Bonus prorated for the months of Employee’s employment by the Company in 2022. (b) Employee shall be advanced, within forty-five (45) days of the Effective Date, a signing and retention bonus in the amount of $100,000.00, less applicable deductions and withholdings (the “Signing Bonus”), which will be earned in full on the eighteenth (18) month anniversary of the Effective Date. If Employee resigns without Good Reason (as defined below) or is terminated for Cause (as defined below) before the eighteenth (18) month anniversary of the Effective Date, Employee shall be obligated to, and hereby agrees to, repay the full after-tax amount of the Signing Bonus within thirty (30) days of the effective termination date. DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

3. 2.3 Stock Options. (a) Subject to approval by the Board (or any authorized committee thereof), the Company shall grant Employee an option (the “Option”) to purchase 750,000 shares of the Company’s common stock, with an exercise price equal to the fair market value of a share of common stock as determined by the Board (or any authorized committee thereof) as of the date of grant, pursuant to the terms of the Company’s 2021 Equity Incentive Plan (the “Plan”) and the individual stock option grant notice and related agreements to be provided to Employee (the Plan and such notice and related agreements, collectively, the “Equity Documents”). The Option will vest subject to the terms and conditions of the Plan and Employee’s grant agreement, with 25% of the shares subject to the Option vesting upon the first anniversary of the Effective Date and the remaining 75% of the shares subject to the Option vesting over the subsequent 3-year period in substantially equal monthly installments at a rate of 1/48th of the total shares subject to the Option each month, subject to Employee’s continuous service as of each such vesting date. 2.4 Expense Reimbursement. The Company will reimburse Employee for reasonable business expenses with proper documentation and in accordance with the Company’s standard expense reimbursement policy. For the avoidance of doubt, to the extent that any reimbursements payable to Employee are subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”): (a) any such reimbursements will be paid no later than December 31 of the year following the year in which the expense was incurred, (b) the amount of expenses reimbursed in one year will not affect the amount eligible for reimbursement in any subsequent year, and (c) the right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit. 3. CONFIDENTIAL INFORMATION, INVENTIONS, NON-SOLICITATION AND NON- COMPETITION OBLIGATIONS. As a condition of employment, Employee must execute and abide by the Employee Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement attached as Exhibit 1 (the “Confidential Information Agreement”), which may be amended by the parties from time to time without regard to this Agreement. The Confidential Information Agreement contains provisions that are intended by the parties to survive and do survive termination or expiration of this Agreement. 4. OUTSIDE ACTIVITIES. Except as otherwise stated herein, during the term of Employee’s employment with the Company, Employee will be required to faithfully serve the Company and devote Employee’s full time and attention to the business and affairs of the Company and the performance of Employee’s duties and responsibilities. Employee will not, while employed by the Company, undertake or engage in any other employment, occupation or business enterprise, including accepting any appointment to the board of directors of another company, that would interfere or conflict, either directly or indirectly, with Employee’s responsibilities and the performance of Employee’s duties hereunder except for (i) reasonable time devoted to personal financial affairs or volunteer services for or on behalf of such religious, educational, nonprofit and/or other charitable organizations as Employee may wish to serve, (ii) reasonable time devoted to activities in the nonprofit and business communities consistent with Employee’s duties, and (iii) such other activities as may be specifically approved by the Board (or any authorized committee thereof). This restriction shall not, however, preclude the Employee (x) from owning less than one percent (1%) of the total outstanding shares of a publicly traded company or (y) from employment DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

4. or service in any capacity with Affiliates of the Company. As used in this Agreement, “Affiliates” means entities under common management or control with the Company. 5. NO CONFLICT WITH EXISTING OBLIGATIONS. Employee reasonably believes that Employee’s performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement or obligation of any kind made prior to Employee’s employment by the Company. Employee has disclosed any existing agreements or obligations Employee may have with prior employers or entities for which Employee has provided services. Employee has not entered into, and Employee agrees that Employee will not enter into, any agreement or obligation, either written or oral, in conflict herewith. 6. TERMINATION OF EMPLOYMENT. The parties acknowledge that Employee’s employment relationship with the Company is at-will. Either Employee or the Company may terminate the employment relationship at any time, with or without Cause. The provisions in this Section govern the amount of compensation, if any, to be provided to Employee upon termination of employment and do not alter this at-will status. 6.1 Termination by the Company without Cause or Resignation by Employee for Good Reason Not in Connection with a Change in Control. (a) The Company shall have the right to terminate Employee’s employment with the Company pursuant to this Section 6.1 at any time, in accordance with Section 6.7, without “Cause” (as defined in Section 6.3(b) below) by giving notice as described in Section 7.1 of this Agreement. A termination pursuant to Section 6.5 or 6.6 below is not a termination without Cause for purposes of receiving the benefits described in this Section 6.1. (b) If the Company terminates Employee’s employment at any time, not in connection with a “Change in Control” (as that term is defined in the Plan), without Cause, or Employee terminates Employee’s employment with the Company for “Good Reason” (as defined in Section 6.1(g) below) and provided that such termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”), then Employee shall be entitled to receive the Accrued Obligations (defined in Section 6.1(d) below). If Employee complies with the obligations in Section 6.1(c) below (including but not limited to the Release requirement), Employee shall also be eligible to receive the following “Severance Benefits:” (i) The Company will pay Employee an amount equal to Employee’s then-current Base Salary for twelve (12) months, less all applicable withholdings and deductions (“Severance”), paid in equal installments beginning on the Company’s first regularly scheduled payroll date following the Release Effective Date (as defined in Section 6.1(c) below), with the remaining installments occurring on the Company’s regularly scheduled payroll dates thereafter. (ii) Provided Employee timely elects continued coverage under COBRA under the Company’s group health plans following such termination, the Company will pay Employee’s COBRA premiums, to continue Employee’s health insurance coverage in effect on the termination date until the earliest of: (1) twelve (12) months following the termination date; DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

5. (2) the date when Employee becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; or (3) the date Employee ceases to be eligible for COBRA continuation coverage for any reason, including plan termination (such period from the termination date through the earlier of (1)-(3), (the “COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines that its payment of COBRA premiums on Employee’s behalf would result in a violation of applicable law (including, but not limited to, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of paying COBRA premiums pursuant to this Section, the Company shall pay Employee on the last day of each remaining month of the COBRA Payment Period a fully taxable cash payment equal to the COBRA premium for such month, subject to applicable tax withholding, for the remainder of the COBRA Payment Period. Nothing in this Agreement shall deprive Employee of Employee’s rights under COBRA or ERISA for benefits under plans and policies arising under Employee’s employment by the Company. (iii) Acceleration of the vesting of all outstanding unvested time-based equity awards that are held by Employee as of the date of Employee’s Separation from Service as to the number of shares that would have vested in accordance with the applicable vesting schedule as if Employee had been in service for an additional six (6) months as of Employee’s termination date (based upon months of service and not the occurrence of corporate events or milestones). (c) Employee will be paid all of the Accrued Obligations on the Company’s first payroll date after Employee’s date of termination from employment or earlier if required by law. Employee shall receive the Severance Benefits pursuant to Section 6.1(b) of this Agreement if: (i) within the time frame provided by the Company, which shall be no later than the 60th day following the date of Employee’s Separation from Service, Employee has signed and delivered to the Company a separation agreement containing an effective, general release of claims in favor of the Company and its affiliates and representatives (with standard carve-outs for vested benefits and equity, as well as indemnification), in the form presented by the Company (the “Release”), which cannot be revoked in whole or in part by such date (the date that the Release can no longer be revoked is referred to as the “Release Effective Date”); (ii) if Employee holds any other positions with the Company or any Affiliate, including a position on the Board, Employee resigns such position(s) with such resignation to be effective no later than the date of Employee’s termination date (or such other date as requested by the Board (or any authorized committee thereof)); (iii) Employee returns all Company property; (iv) Employee complies with Employee’s post-termination obligations under this Agreement and the Confidential Information Agreement; and (v) Employee complies with the terms of the Release, including without limitation any non-disparagement and confidentiality provisions contained in the Release. To the extent that any severance payments are deferred compensation under Section 409A of the Code, and are not otherwise exempt from the application of Section 409A, then, if the period during which Employee may consider and sign the Release spans two calendar years, the payment of Severance will not be made or begin until the later calendar year. (d) For purposes of this Agreement, “Accrued Obligations” are (i) Employee’s accrued but unpaid salary through the date of termination, (ii) any unreimbursed business expenses incurred by Employee payable in accordance with the Company’s standard DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

6. expense reimbursement policies, (iii) benefits owed to Employee under any qualified retirement plan or health and welfare benefit plan in which Employee was a participant in accordance with applicable law and the provisions of such plan, and (iv) payment of any annual Bonus previously approved by the Board (or any authorized committee thereof) in connection with a previously completed calendar year but which has not yet been paid out. (e) The Severance Benefits or Change in Control Severance Benefits (defined below) provided to Employee pursuant to this Section 6.1 or Section 6.2 are in lieu of, and not in addition to, any benefits to which Employee may otherwise be entitled under any Company severance plan, policy or program. (f) Any damages caused by the termination of Employee’s employment without Cause would be difficult to ascertain; therefore, the Severance Benefits or Change in Control Severance Benefits for which Employee is eligible pursuant to Section 6.1(b) or 6.2(a) in exchange for the Release are agreed to by the parties as liquidated damages, to serve as full compensation, and not as a penalty. (g) For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events without Employee’s consent: (i) a material reduction in Employee’s Base Salary, which the parties agree is a one-time or aggregated reduction of at least ten percent (10%) of Employee’s Base Salary (unless pursuant to a salary reduction program applicable generally to the Company’s similarly situated employees); (ii) a material reduction in Employee’s duties, authority, or responsibilities for the Company relative to Employee’s duties, authority, or responsibilities in effect immediately prior to such reduction; (iii) a material breach by the Company or any successor entity of any employment-related contract between the Company and Employee; or (iv) the relocation of Employee’s principal place of employment, without Employee’s consent, in a manner that lengthens Employee’s one-way commute distance by fifty (50) or more miles from Employee’s then-current principal place of employment immediately prior to such relocation; provided, however, that any such termination by Employee shall be deemed for Good Reason pursuant to this definition only if: (1) Employee gives the Company written notice of Employee’s intent to terminate for Good Reason within thirty (30) days following Employee’s first learning of the condition(s) that Employee believes constitute(s) Good Reason, which notice shall describe such condition(s); (2) the Company fails to remedy such condition(s) within thirty (30) days following receipt of the written notice (the “Cure Period”); (3) the Company has not, prior to receiving such notice from Employee, already informed Employee that Employee’s employment with the Company is being terminated; and (4) Employee voluntarily terminates Employee’s employment within thirty (30) days following the end of the Cure Period. 6.2 Termination by the Company without Cause or Resignation by Employee for Good Reason in Connection with a Change in Control. (a) In the event that the Company terminates Employee’s employment without Cause or Employee resigns for Good Reason within three (3) months prior to or twelve (12) months following the effective date of a Change in Control (“Change in Control Termination Date”), then Employee shall be entitled to the Accrued Obligations and, subject to Employee’s compliance with Section 6.1(b) and (c) above, including but not limited to the Release requirement and Employee’s continued compliance with Employee’s obligations to the Company under DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

7. Employee’s Confidential Information Agreement, then Employee will be eligible for the following “Change in Control Severance Benefits”: (i) Employee shall be eligible to receive the Severance Benefits set forth in Sections 6.1(b)(i) and 6.1(b)(ii) under the terms and conditions described in Section 6.1; (ii) The Company shall pay Employee an amount equal to Employee’s full Target Bonus for the calendar year in which Employee’s termination occurs, which shall be equivalent to 50% of Employee’s then-current Base Salary, payable subject to standard federal and state payroll withholding requirements on the Company’s first regularly scheduled payroll date following the Release Effective Date; and (iii) Effective as of the later of Employee’s Change in Control Termination Date or the effective date of the Change in Control, the vesting and exercisability of all outstanding unvested equity awards that are held by Employee as of immediately prior to the Change in Control Termination Date shall be accelerated (and lapse, in the case of reacquisition or repurchase rights) in full. 6.3 Termination by the Company for Cause. (a) The Company shall have the right to terminate Employee’s employment with the Company at any time for Cause by giving notice as described in Section 6.7 of this Agreement. (b) “Cause” for termination shall mean that the Company has determined in its sole discretion that Employee has engaged in any of the following: (i) a material breach of any covenant or condition under this Agreement or any other agreement between the parties, after the expiration of 30 days without cure after written notice of such alleged breach to the extent such breach is curable; (ii) any act constituting dishonesty, fraud, or immoral or disreputable conduct which is reasonably likely to cause harm (including reputational harm) to the Company; (iii) any conduct which constitutes a felony under applicable law; (iv) material violation of any Company policy, after the expiration of 30 days without cure after written notice of such violation to the extent such violation is curable; (v) refusal to follow or implement a clear, lawful and reasonable directive of Company after the expiration of 30 days without cure after written notice of such failure to the extent such failure is curable; (vi) gross negligence or incompetence in the performance of Employee’s duties after the expiration of 30 days without cure after written notice of such failure; or (vii) breach of fiduciary duty. (c) In the event Employee’s employment is terminated at any time for Cause, Employee will not receive the Severance Benefits, Change in Control Severance Benefits or any other severance compensation or benefit, except that, consistent with the Company’s standard payroll policies, the Company shall provide to Employee the Accrued Obligations. 6.4 Resignation by Employee (other than for Good Reason). (a) Employee may resign from Employee’s employment with the Company at any time by giving notice as described in Section 6.7. DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

8. (b) In the event Employee resigns from Employee’s employment with the Company (other than for Good Reason), Employee will not receive the Severance Benefits, Change in Control Severance Benefits, or any other severance compensation or benefit, except that, pursuant to the Company’s standard payroll policies, the Company shall provide to Employee the Accrued Obligations. 6.5 Termination by Virtue of Death or Disability of Employee. (a) In the event of Employee’s death while employed pursuant to this Agreement, all obligations of the parties hereunder shall terminate immediately, and the Company shall, pursuant to the Company’s standard payroll policies, provide to the Employee’s legal representatives Employee’s Accrued Obligations. (b) Subject to applicable state and federal law, the Company shall at all times have the right, upon written notice to Employee, to terminate this Agreement based on the Employee’s Disability (as defined below). Termination by the Company of the Employee’s employment based on “Disability” shall mean termination because the Employee is unable due to a physical or mental condition to perform the essential functions of Employee’s position with or without reasonable accommodation for six (6) months in the aggregate during any twelve (12) month period or based on the written certification of two licensed physicians (reasonably acceptable to Employee or his guardian) of the likely continuation of such condition for such period. This definition shall be interpreted and applied consistent with the Americans with Disabilities Act, the Family and Medical Leave Act, and other applicable law. In the event Employee’s employment is terminated based on the Employee’s Disability, Employee will not receive the Severance Benefits, Change in Control Severance Benefits, or any other severance compensation or benefit, except that, pursuant to the Company’s standard payroll policies, the Company shall provide to Employee the Accrued Obligations. 6.6 Termination Due to Discontinuance of Business. Anything in this Agreement to the contrary notwithstanding, in the event the Company’s business is discontinued because it is rendered impracticable by substantial financial losses, lack of funding, legal decisions, administrative rulings, declaration of war, dissolution, national or local economic depression or crisis, or any reasons beyond the control of the Company, then this Agreement shall terminate as of the day the Company determines to cease operation with the same force and effect as if such day of the month were originally set as the termination date hereof. In the event this Agreement is terminated pursuant to this Section 6.6, Employee will not receive any of the Severance Benefits, Change in Control Severance Benefits, or any other compensation or benefits, except that, pursuant to the Company’s standard payroll policies, the Company shall pay to Employee the Accrued Obligations. 6.7 Notice; Effective Date of Termination. (a) Termination of Employee’s employment pursuant to this Agreement shall be effective on the earliest of: (i) immediately after the Company gives notice to Employee of Employee’s termination, with or without Cause, unless pursuant to Section 6.3(b)(i), 6.3(b)(iv), DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

9. 6.3(b)(v) or 6.3(b)(vi), in which case termination shall be effective thirty (30) days after notice if not cured or unless the Company specifies a later date, in which case termination shall be effective as of such later date; (ii) immediately upon the Employee’s death; (iii) ten (10) days after the Company gives notice to Employee of Employee’s termination on account of Employee’s Disability, unless the Company specifies a later date, in which case termination shall be effective as of such later date, provided that Employee has not returned to the fulltime performance of Employee’s duties prior to such date; (iv) ten (10) days after Employee gives written notice to the Company of Employee’s resignation not for Good Reason, provided that the Company may set a termination date at any time between the date of notice and the date of resignation, in which case Employee’s resignation shall be effective as of such other date. Employee will receive compensation through any required notice period; or (v) for a termination for Good Reason, immediately upon Employee’s full satisfaction of the requirements of Section 6.1(g). (b) In the event notice of a termination under subsections (a)(i) and (iii) above is given orally, at the other party’s request, the party giving notice must provide written confirmation of such notice within five (5) business days of the request in compliance with the requirement of Section 7.1 below. In the event of a termination for Cause, written confirmation shall specify the subsection(s) of the definition of Cause relied on to support the decision to terminate. 6.8 Cooperation with Company After Termination of Employment. Following termination of Employee’s employment for any reason, Employee shall cooperate fully with the Company in all matters relating to the winding up of Employee’s pending work including, but not limited to, any litigation in which the Company is involved, and the orderly transfer of any such pending work to such other employees as may be designated by the Company; provided, however, that to the extent any post-employment transition of such work requires more than twenty-five (25) hours of Employee’s time, Employee shall be compensated at a mutually agreeable hourly rate. Further, Employee shall be reimbursed for any reasonable, preapproved expenses incurred in connection herewith. 6.9 Section 409A. (a) Notwithstanding anything to the contrary herein, the following provisions apply to the extent severance benefits provided herein are subject to the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”). Severance shall not commence until the Employee has a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “separation from service”). Each installment of severance is a separate “payment” for purposes of Treas. Reg. Section 1.409A-2(b)(2)(i), and the severance is intended to satisfy the exemptions from application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9). However, if such exemptions are DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

10. not available and Employee is, upon separation from service, a “specified employee” for purposes of Section 409A, then, solely to the extent necessary to avoid adverse personal tax consequences under Section 409A, the timing of the severance payments shall be delayed until the earlier of (i) six (6) months and one day after Employee’s separation from service, or (ii) Employee’s death. The parties acknowledge that the exemptions from application of Section 409A to severance benefits are fact specific, and any later amendment of this Agreement to alter the timing, amount or conditions that will trigger payment of severance benefits may preclude the ability of severance benefits provided under this Agreement to qualify for an exemption. (b) It is intended that this Agreement shall comply with the requirements of Section 409A, and any ambiguity contained herein shall be interpreted in such manner as to avoid adverse personal tax consequences under Section 409A. Notwithstanding the foregoing, the Company shall in no event be obligated to indemnify Employee for any taxes or interest that may be assessed by the Internal Revenue Service pursuant to Section 409A of the Code to payments made pursuant to this Agreement. 6.10 Certain Excise Taxes. (a) Notwithstanding anything to the contrary in this Agreement, if any payment or benefit Employee would receive from the Company or any other party whether in connection with the provisions of this Agreement or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount ((x) or (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Employee’s receipt of the greatest economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a Reduced Amount will give rise to the greater after-tax benefit, the reduction in the Payments shall occur in the following order: (a) reduction of cash payments; (b) cancellation of accelerated vesting of equity awards other than stock options; (c) cancellation of accelerated vesting of stock options; and (d) reduction of other benefits paid to Employee. Within any such category of payments and benefits (that is, (a), (b), (c) or (d)), a reduction shall occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A and then with respect to amounts that are. In the event that acceleration of compensation from Employee’s equity awards is to be reduced, such acceleration of vesting shall be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant. (b) The independent registered public accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the event described in Section 280G(b)(2)(A)(i) of the Code shall perform the foregoing calculations. If the independent registered public accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting such event, the Company shall appoint a nationally recognized independent registered public accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

11. such independent registered public accounting firm required to be made hereunder. The independent registered public accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Employee within thirty (30) calendar days after the date on which Employee’s right to a Payment is triggered (if requested at that time by the Company or Employee) or at such other time as reasonably requested by the Company or Employee. Any good-faith determinations of the independent registered public accounting firm made hereunder shall be final, binding and conclusive upon the Company and Employee. 7. GENERAL PROVISIONS. 7.1 Notices. Any notices required hereunder to be in writing shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or confirmed facsimile if sent during normal business hours of the recipient, and if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the Company at its primary office location and to Employee at Employee’s address as listed on the Company payroll or Employee’s company-provided email address, or at such other address as the Company or Employee may designate by ten (10) days’ advance written notice to the other. 7.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein. 7.3 Waiver. If either party should waive any breach of any provisions of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement. 7.4 Complete Agreement. This Agreement and the Equity Documents constitute the entire agreement between Employee and the Company with regard to the subject matter hereof. This Agreement is the complete, final, and exclusive embodiment of the parties’ agreement with regard to this subject matter and supersedes any prior oral discussions or written communications and agreements. This Agreement is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in writing signed by Employee and an authorized officer of the Company. The parties have entered into a separate Confidential Information Agreement. Any such separate agreement governs other aspects of the relationship between the parties, has or may have provisions that survive termination of the Employee’s employment under this Agreement, may be amended or superseded by the parties without regard to this agreement and is enforceable according to its terms without regard to the enforcement provision of this Agreement. DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

12. 7.5 Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement. 7.6 Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof or to affect the meaning thereof. 7.7 Successors and Assigns. The Company shall assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any company or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said company or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, but the Company may not otherwise assign this Agreement or its rights and obligations hereunder. Employee may not assign or transfer this Agreement, or any rights or obligations hereunder, other than to Employee’s estate upon Employee’s death. 7.8 Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of Delaware. 7.9 Resolution of Disputes. The parties recognize that litigation in federal or state courts or before federal or state administrative agencies of disputes arising out of Employee’s employment with the Company or out of this Agreement, or Employee’s termination of employment or termination of this Agreement, may not be in the best interests of either Employee or the Company, and may result in unnecessary costs, delays, complexities, and uncertainty. The parties agree that any dispute between the parties arising out of or relating to the negotiation, execution, performance or termination of this Agreement or Employee’s employment, including, but not limited to, any claim arising out of this Agreement, claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, Section 1981 of the Civil Rights Act of 1966, as amended, the Family and Medical Leave Act, the Employee Retirement Income Security Act, and any similar federal, state or local law, statute, regulation, or any common-law doctrine, whether that dispute arises during or after employment, shall be settled by binding arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however, that this dispute resolution provision shall not apply to any separate agreements between the parties that do not themselves specify arbitration as an exclusive remedy. The location for the arbitration shall be the Dallas, Texas metropolitan area. Any award made by such panel shall be final, binding and conclusive on the parties for all purposes, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators’ fees and expenses and all administrative fees and expenses associated with the filing of the arbitration shall be borne by the Company. The parties acknowledge and agree that their obligations to arbitrate under this Section survive the termination of this Agreement and continue after the termination of the employment relationship between Employee and the Company. The parties each further agree that the arbitration provisions of this Agreement shall provide each party with its exclusive remedy, and each party expressly waives any right it might have to seek redress in any other forum, except as otherwise expressly provided in this Agreement. By electing arbitration as the means for final settlement of all DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

13. claims, the parties hereby waive their respective rights to, and agree not to, sue each other in any action in a federal, state or local court with respect to such claims, but the parties may seek to enforce in court an arbitration award rendered pursuant to this Agreement. The parties specifically agree to waive their respective rights to a trial by jury, and further agree that no demand, request or motion will be made for trial by jury. DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the day and year first written above. INSTIL BIO INC. By: Name: Bronson Crouch Title: Chief Executive Officer Employee: By: Name: Timothy Moore DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

256228108 v8 EXHIBIT 1 EMPLOYEE CONFIDENTIAL INFORMATION, INVENTIONS, NON-SOLICITATION AND NON-COMPETITION AGREEMENT In consideration of my employment or continued employment by Instil Bio Inc., and its subsidiaries, parents, affiliates, successors and assigns (together, “Company”), and the compensation now and later paid to me, as well as other valuable consideration, I hereby enter into this Employee Confidential Information, Inventions, Non-Solicitation and Non- Competition Agreement (the “Agreement”) and agree as follows: 1. CONFIDENTIAL INFORMATION PROTECTIONS. 1.1 Recognition of Company’s Rights; Nondisclosure. I understand and acknowledge that my employment by Company creates a relationship of confidence and trust with respect to Company’s Confidential Information (as defined below) and that Company has a protectable interest therein. At all times during and after my employment, I will hold in confidence and will not disclose, use, lecture upon or publish any of Company’s Confidential Information, except as such disclosure, use or publication may be required in connection with my work for Company, or unless an officer of Company expressly authorizes such disclosure in writing. I will obtain Company’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that discloses and/or incorporates any Confidential Information. I hereby assign to Instil Bio Inc. any rights I may have or acquire in such Confidential Information and recognize that all Confidential Information shall be the sole and exclusive property of Instil Bio Inc. and its assigns. I will take all reasonable precautions to prevent the inadvertent or accidental disclosure of Confidential Information. Notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), I shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. 1.2 Confidential Information. The term “Confidential Information” shall mean any and all confidential knowledge, data or information of Company. By way of illustration but not limitation, “Confidential Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, software in source or object code versions, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques and any other proprietary technology and all Intellectual Property Rights (defined below) therein (collectively, “Inventions”); (b) information regarding research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, margins, discounts, credit terms, pricing and billing policies, quoting procedures, methods of obtaining business, forecasts, future plans and potential strategies, financial projections and business strategies, operational plans, financing and capital-raising plans, activities and agreements, internal services and operational manuals, methods of conducting Company business, suppliers and supplier information, and purchasing; (c) information regarding customers and potential customers of Company, including customer lists, names, representatives, their needs or desires with respect to the types of products or services offered by Company, proposals, bids, contracts and their contents and parties, the type and quantity of products and services provided or sought to be provided to customers and potential customers of Company and other non-public information relating to customers and potential Customers; (d) information regarding any of Company’s business partners and their services, including names, representatives, proposals, bids, contracts and their contents and parties, the type and quantity of products and services received by Company, and other nonpublic information relating to business partners; (e) information regarding personnel, employee lists, compensation, and employee skills; and (f) any other nonpublic information which a competitor of Company could use to the competitive disadvantage of Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which was known to me prior to employment with Company or which is generally known in the trade or industry through no breach of this Agreement or other act or omission by me. Notwithstanding the foregoing or anything to the contrary in this Agreement or any other agreement between Company and me, nothing in this Agreement shall limit my right to discuss my employment or report possible violations of law or regulation with the Equal Employment Opportunity Commission, the United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, or other federal government agency or similar state or local agency or to discuss the terms and conditions of my employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act or to the extent that such disclosure is protected under the applicable provisions of law or regulation, including but not limited to “whistleblower” statutes or other similar provisions that protect such disclosure. DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

2. 1.3 Third Party Information. I understand, in addition, that Company has received and in the future will receive from third parties their confidential and/or proprietary knowledge, data or information (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During my employment and thereafter, I will hold Third Party Information in confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for Company) or use, except in connection with my work for Company, Third Party Information unless expressly authorized by an officer of Company in writing. 1.4 Term of Nondisclosure Restrictions. I understand that Confidential Information and Third Party Information is never to be used or disclosed by me, as provided in this Section 1. If a temporal limitation on my obligation not to use or disclose such information is required under applicable law, and the Agreement or its restriction(s) cannot otherwise be enforced, I agree and Company agrees that the two (2) year period after the date my employment ends will be the temporal limitation relevant to the contested restriction, provided, however, that this sentence will not apply to trade secrets protected without temporal limitation under applicable law. 1.5 No Improper Use of Information of Prior Employers and Others. During my employment by Company, I will not improperly use or disclose confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. 2. ASSIGNMENTS OF INVENTIONS. 2.1 Definitions. As used in this Agreement, the term “Intellectual Property Rights” means all trade secrets, Copyrights, trademarks, mask work rights, patents and other intellectual property rights recognized by the laws of any jurisdiction or country; the term “Copyright” means the exclusive legal right to reproduce, perform, display, distribute and make derivative works of a work of authorship (as a literary, musical, or artistic work) recognized by the laws of any jurisdiction or country; and the term “Moral Rights” means all paternity, integrity, disclosure, withdrawal, special and any other similar rights recognized by the laws of any jurisdiction or country. 2.2 Excluded Inventions and Other Inventions. Attached hereto as Exhibit A is a list describing all existing Inventions, if any, that may relate to Company’s business or actual or demonstrably anticipated research or development and that were made by me or acquired by me prior to the commencement of my employment with, and which are not to be assigned to, Company (“Excluded Inventions”). If no such list is attached, I represent and agree that it is because I have no rights in any existing Inventions that may relate to Company’s business or actual or demonstrably anticipated research or development. For purposes of this Agreement, “Other Inventions” means Inventions in which I have or may have an interest, as of the commencement of my employment, other than Company Inventions (defined below) and Excluded Inventions. I acknowledge and agree that if I use any Excluded Inventions or any Other Inventions in the scope of my employment, or if I include any Excluded Inventions or Other Inventions in any product or service of Company, or if my rights in any Excluded Inventions or Other Inventions may block or interfere with, or may otherwise be required for, the exercise by Company of any rights assigned to Company under this Agreement, I will immediately so notify Company in writing. Unless Company and I agree otherwise in writing as to particular Excluded Inventions or Other Inventions, I hereby grant to Company, in such circumstances (whether or not I give Company notice as required above), a non-exclusive, perpetual, transferable, fullypaid and royalty-free, irrevocable and worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Excluded Inventions and Other Inventions. To the extent that any third parties have rights in any such Other Inventions, I hereby represent and warrant that such third party or parties have validly and irrevocably granted to me the right to grant the license stated above. 2.3 Assignment of Company Inventions. Inventions assigned to Instil Bio Inc., or to a third party as directed by Instil Bio Inc. pursuant to Section 2.6, are referred to in this Agreement as “Company Inventions.” Subject to Section 2.4 (Unassigned or Nonassignable Inventions) and except for Excluded Inventions set forth in Exhibit A and Other Inventions, I hereby assign to Instil Bio Inc. all my right, title, and interest in and to any and all Inventions (and all Intellectual Property Rights with respect thereto) made, conceived, reduced to practice, or learned by me, either alone or with others, during the period of my employment by Company. To the extent required by applicable Copyright laws, I agree to assign in the future (when any copyrightable Inventions are first fixed in a tangible medium of expression) my Copyright rights in and to such Inventions. Any assignment of Company Inventions (and all Intellectual Property Rights with respect thereto) hereunder includes an assignment of all Moral Rights. To the extent such Moral Rights cannot DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

3. be assigned to Instil Bio Inc. and to the extent the following is allowed by the laws in any country where Moral Rights exist, I hereby unconditionally and irrevocably waive the enforcement of such Moral Rights, and all claims and causes of action of any kind against Company or related to Company’s customers, with respect to such rights. I further acknowledge and agree that neither my successors- in-interest nor legal heirs retain any Moral Rights in any Company Inventions (and any Intellectual Property Rights with respect thereto). 2.4 Unassigned or Nonassignable Inventions. I recognize that this Agreement will not be deemed to require assignment of any Invention that I developed entirely on my own time without using Company’s equipment, supplies, facilities, trade secrets or Confidential Information, except for those Inventions that either (i) relate to Company’s actual or anticipated business, research or development or (ii) result from or are connected with work performed by me for Company (“Nonassignable Inventions”). In addition, this Agreement does not apply to any Invention which qualifies fully for protection from assignment to Company under any specifically applicable state law, regulation, rule or public policy (“Specific Inventions Law”). 2.5 Obligation to Keep Company Informed. During the period of my employment and for one (1) year after termination of my employment, I will promptly and fully disclose to Company in writing all Inventions authored, conceived, or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to Company all patent applications filed by me or on my behalf within one (1) year after termination of employment. At the time of each such disclosure, I will advise Company in writing of any Inventions that I believe fully qualify for protection under the provisions of any applicable Specific Inventions Law; and I will at that time provide to Company in writing all evidence necessary to substantiate that belief. Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any Confidential Information disclosed in writing to Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. If disclosure of any Nonassignable Invention would cause me to violate any confidentiality agreement, I understand that I am not to disclose such Nonassignable Invention but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such Nonassignable Invention has not been made for that reason. I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law. 2.6 Government or Third Party. I agree that, as directed by Company, I will assign to a third party, including without limitation the United States, all my right, title, and interest in and to any particular Company Invention. 2.7 Ownership of Work Product. (a) I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by Copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C. Section 101). (b) I agree that Instil Bio Inc. will exclusively own all work product that is made by me (solely or jointly with others) within the scope of my employment, and I hereby irrevocably and unconditionally assign to Instil Bio Inc. all right, title, and interest worldwide in and to such work product. I understand and agree that I have no right to publish on, submit for publishing, or use for any publication any work product protected by this Section, except as necessary to perform services for Company. 2.8 Enforcement of Intellectual Property Rights and Assistance. I will assist Company in every proper way to obtain, and from time to time enforce, United States and foreign Intellectual Property Rights and Moral Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Intellectual Property Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Intellectual Property Rights to Instil Bio Inc. or its designee, including the United States or any third party designated by Instil Bio Inc. My obligation to assist Company with respect to Intellectual Property Rights relating to such Company Inventions in any and all countries will continue beyond the termination of my employment, but Company will compensate me at a reasonable rate after my termination for the time actually spent by me at Company’s request on such assistance. In the event Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in this paragraph, I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

4. Intellectual Property Rights assigned under this Agreement to Instil Bio Inc. 2.9 Incorporation of Software Code. I agree that I will not incorporate into any Company software or otherwise deliver to Company any software code licensed under the GNU General Public License or Lesser General Public License or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Company except in strict compliance with Company’s policies regarding the use of such software. 3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by Company) of all Confidential Information developed by me and all Company Inventions made by me during the period of my employment at Company, which records will be available to and remain the sole property of Company at all times. 4. DUTY OF LOYALTY DURING EMPLOYMENT. I agree that during the period of my employment by Company I will not, without Company’s express written consent, directly or indirectly engage in any employment or business activity which is directly or indirectly competitive with, or would otherwise conflict with, my employment by Company. 5. NO SOLICITATION OF EMPLOYEES, CONSULTANTS, CONTRACTORS, OR CUSTOMERS OR POTENTIAL CUSTOMERS. I agree that during the period of my employment and for the one (1) year period after the date my employment ends for any reason, including but not limited to voluntary termination by me or involuntary termination by Company, I will not, as an officer, director, employee, consultant, owner, partner, or in any other capacity, either directly or through others, except on behalf of Company: 5.1 solicit, induce, encourage, or participate in soliciting, inducing or encouraging any person known to me to be an employee, consultant, or independent contractor of Company to terminate his or her relationship with Company, even if I did not initiate the discussion or seek out the contact; 5.2 solicit, induce, encourage, or participate in soliciting, inducing, or encouraging any person known to me to be an employee, consultant, or independent contractor of Company to terminate his or her relationship with Company to render services to me or any other person or entity that researches, develops, markets, sells, performs or provides or is preparing to develop, market, sell, perform or provide Conflicting Services (as defined in Section 6 below); 5.3 hire, employ, or engage in a business venture with as partners or owners or other joint capacity, or attempt to hire, employ, or engage in a business venture as partners or owners or other joint capacity, with any person then employed by Company or who has left the employment of Company within the preceding three (3) months to research, develop, market, sell, perform or provide Conflicting Services; 5.4 solicit, induce or attempt to induce any Customer or Potential Customer (as defined below) to terminate, diminish, or materially alter in a manner harmful to Company its relationship with Company; 5.5 solicit or assist in the solicitation of any Customer or Potential Customer to induce or attempt to induce such Customer or Potential Customer to purchase or contract for any Conflicting Services; or 5.6 perform, provide or attempt to perform or provide any Conflicting Services for a Customer or Potential Customer. The parties agree that for purposes of this Agreement, a “Customer or Potential Customer” is any person or entity who or which, at any time during the one (1) year period prior to my contact with such person or entity as described in Sections 5.4-5.6 above if such contact occurs during my employment or, if such contact occurs following the termination of my employment, during the one (1) year period prior to the date my employment with Company ends: (i) contracted for, was billed for, or received from Company any product, service or process with which I worked directly or indirectly during my employment by Company or about which I acquired Confidential Information; or (ii) was in contact with me or in contact with any other employee, owner, or agent of Company, of which contact I was or should have been aware, concerning the sale or purchase of, or contract for, any product, service or process with which I worked directly or indirectly during my employment with Company or about which I acquired Confidential Information; or (iii) was solicited by Company in an effort in which I was involved or of which I was aware. 6. NON-COMPETE PROVISION. I agree that for the one (1) year period after the date my employment ends for any reason, including but not limited to voluntary termination by me or involuntary termination by Company, I will not, directly or indirectly, as an officer, director, employee, consultant, owner, partner, or in any other capacity solicit, perform, or provide, or attempt to perform or provide, Conflicting Services anywhere in the Restricted Territory (as defined below), nor will I assist another person to solicit, perform or provide or attempt to perform or provide Conflicting Services anywhere in the Restricted Territory. DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

5. The parties agree that for purposes of this Agreement, “Conflicting Services” means any product, service, or process or the research and development thereof, of any person or organization other than Company that directly competes with a product, service, or process, including the research and development thereof, of Company with which I worked directly or indirectly during my employment by Company or about which I acquired Confidential Information during my employment by Company. The parties agree that for purposes of this Agreement, “Restricted Territory” means the one hundred (100) mile radius of any of the following locations: (i) any Company business location at which I have worked on a regular or occasional basis during the preceding year; (ii) my home if I work from home on a regular or occasional basis; (iii) any potential business location of Company under active consideration by Company to which I have traveled in connection with the consideration of that location; (iv) the primary business location of a Customer or Potential Customer; or (v) any business location of a Customer or Potential Customer where representatives of the Customer or Potential Customer with whom I have been in contact in the preceding year are based. 7. REASONABLENESS OF RESTRICTIONS. 7.1 I agree that I have read this entire Agreement and understand it. I agree that this Agreement does not prevent me from earning a living or pursuing my career. I agree that the restrictions contained in this Agreement are reasonable, proper, and necessitated by Company’s legitimate business interests. I represent and agree that I am entering into this Agreement freely and with knowledge of its contents with the intent to be bound by this Agreement and the restrictions contained in it. 7.2 In the event that a court finds this Agreement, or any of its restrictions, to be ambiguous, unenforceable, or invalid, I and Company agree that the court will read the Agreement as a whole and interpret the restriction(s) at issue to be enforceable and valid to the maximum extent allowed by law. 7.3 If the court declines to enforce this Agreement in the manner provided in subsection 7.2, I and Company agree that this Agreement will be automatically modified to provide Company with the maximum protection of its business interests allowed by law, and I agree to be bound by this Agreement as modified. 7.4 Furthermore, the parties agree that the market for Company’s products is the entire United States. If, however, after applying the provisions of subsections 7.2 and 7.3, a court still decides that this Agreement or any of its restrictions is unenforceable for lack of reasonable geographic limitation and the Agreement or restriction(s) cannot otherwise be enforced, the parties hereby agree that the fifty (50) mile radius from any location at which I worked for Company on either a regular or occasional basis during the one (1) year immediately preceding termination of my employment with Company shall be the geographic limitation relevant to the contested restriction. 8. NO CONFLICTING AGREEMENT OR OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by Company. I have not entered into, and I agree that I will not enter into, any agreement either written or oral in conflict with this Agreement. 9. RETURN OF COMPANY PROPERTY. When I leave the employ of Company, I will deliver to Company any and all drawings, notes, memoranda, specifications, devices, formulas and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Confidential Information of Company. I agree that I will not copy, delete, or alter any information contained upon my Company computer or Company equipment before I return it to Company. In addition, if I have used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company information, including but not limited to, Confidential Information, I agree to provide Company with a computer- useable copy of all such Confidential Information and then permanently delete and expunge such Confidential Information from those systems; and I agree to provide Company access to my system as reasonably requested to verify that the necessary copying and/or deletion is completed. I further agree that any property situated on Company’s premises and owned by Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company’s personnel at any time with or without notice. Prior to leaving, I will cooperate with Company in attending an exit interview and completing and signing Company’s termination statement if required to do so by Company. 10. LEGAL AND EQUITABLE REMEDIES. 10.1 I agree that it may be impossible to assess the damages caused by my violation of this Agreement or any of its terms. I agree that any threatened or actual violation of this Agreement or any of its terms will constitute immediate and irreparable injury to Company and Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that Company may have for a breach or threatened breach of this Agreement. DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

6. 10.2 In the event Company enforces this Agreement through a court order, I agree that the restrictions of Sections 5 and/or 6 will remain in effect for a period of up to twelve (12) months from the effective date of the order enforcing the Agreement; provided, however, that in no circumstances shall the total length of any restriction exceed the original length of the restriction set forth in Sections 5 or 6, as the case may be. 11. NOTICES. Any notices required or permitted under this Agreement will be given to Company at its headquarters location at the time notice is given, labeled “Attention Chief Executive Officer,” and to me at my address as listed on Company payroll, or at such other address as Company or I may designate by written notice to the other. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, notice will be considered to have been given on the delivery date reflected by the courier or express mail service receipt. 12. PUBLICATION OF THIS AGREEMENT TO SUBSEQUENT EMPLOYER OR BUSINESS ASSOCIATES OF EMPLOYEE. 12.1 If I am offered employment or the opportunity to enter into any business venture as owner, partner, consultant or other capacity while the restrictions described in Sections 5 and/or 6 of this Agreement are in effect I agree to inform my potential employer, partner, co- owner and/or others involved in managing the business with which I have an opportunity to be associated of my obligations under this Agreement and also agree to provide such person or persons with a copy of this Agreement. 12.2 I agree to inform Company of all employment and business ventures which I enter into while the restrictions described in Sections 5 and/or 6 of this Agreement are in effect, and I also authorize Company to provide copies of this Agreement to my employer, partner, co-owner and/or others involved in managing the business with which I am employed or associated and to make such persons aware of my obligations under this Agreement. 13. GENERAL PROVISIONS. 13.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the District of Columbia as such laws are applied to agreements entered into and to be performed entirely within District of Columbia between District of Columbia residents. I hereby expressly consent to the personal jurisdiction and venue of the state and federal courts for the county in which Company’s principal place of business is located for any lawsuit filed there against me by Company arising from or related to this Agreement. 13.2 Severability. In case any one or more of the provisions, subsections, or sentences contained in this Agreement will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement. If moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear. 13.3 Successors and Assigns. This Agreement is for my benefit and the benefit of Company, its successors, assigns, parent corporations, subsidiaries, affiliates, and purchasers, and will be binding upon my heirs, executors, administrators and other legal representatives. 13.4 Survival. The provisions of this Agreement will survive the termination of my employment, regardless of the reason, and the assignment of this Agreement by Company to any successor in interest or other assignee. 13.5 Employment At-Will. I agree and understand that nothing in this Agreement will change my at-will employment status or confer any right with respect to continuation of employment by Company, nor will it interfere in any way with my right or Company’s right to terminate my employment at any time, with or without cause or advance notice. 13.6 Waiver. No waiver by Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach. No waiver by Company of any right under this Agreement will be construed as a waiver of any other right. Company will not be required to give notice to enforce strict adherence to all terms of this Agreement. 13.7 Export. I agree not to export, reexport, or transfer, directly or indirectly, any U.S. technical data acquired from Company or any products utilizing such data, in violation of the United States export laws or regulations. 13.8 Advice of Counsel. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A

7. THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT WILL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION OF THIS AGREEMENT. 13.9 Entire Agreement. The obligations pursuant to Sections 1 and 2 (except subsections 2.4 and 2.7(a)) of this Agreement will apply to any time during which I was previously engaged, or am in the future engaged, by Company as a consultant if no other agreement governs nondisclosure and assignment of Inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter of this Agreement and supersedes and merges all prior discussions between us; provided, however, prior to the execution of this Agreement, if Company and I were parties to any agreement regarding the subject matter hereof, that agreement will be superseded by this Agreement prospectively only. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. This Agreement will be effective as of __________________________________. I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT. (Signature) Timothy Moore ACCEPTED AND AGREED TO: INSTIL BIO INC. By: Name: Bronson Crouch Title: Chief Executive Officer DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0 8/21/2022 099B E57 3E15 87E CB8 C2F AC3F055A

EXHIBIT A LIST OF EXCLUDED INVENTIONS 1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Instil Bio Inc. that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by Instil Bio Inc.: No inventions or improvements. See below: Title Date Identifying Number or Brief Description Additional sheets attached. 2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the intellectual property rights and duty of confidentiality with respect to which I owe to the following party(ies): Invention or Improvement Party(ies) Relationship 1. 2. 3. Additional sheets attached. DocuSign Envelope ID: 95198BE6-B28B-4F91-A60D-A0E117C6B7B0099B E57 3E15 87E CB8 C2F AC3F055A